                        Consent of Independent Auditors

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 and related Prospectus of National Media Corporation pertaining to National Media Corporation's Amended and Restated 1991 Stock Option Plan, National Media Corporation's 1995 Management Incentive Plan, and the Employment Agreement dated August 26, 1994 by and between National Media Corporation and Mark P. Hershhorn, and to the incorporation by reference therein of our report dated May 12, 1995, with respect to the consolidated financial statements and schedule of National Media Corporation included in its Annual Report on Form 10-K for the year ended March 31, 1995, filed with the Securities and Exchange Commission.



                                           /s/ ERNST & YOUNG LLP
                                           ---------------------
                                               Ernst & Young LLP



Philadelphia, Pennsylvania
July 11, 1995